UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 22, 2009 (April 21, 2009)

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02.	Termination of a Material Definitive Agreement

On April 16, 2009, Novellus Systems, Inc. (the “Company”) notified Bank of America, N.A., as Administrative Agent, of the Company’s intention to terminate that certain Credit Agreement, as amended (the “Agreement”), with certain lenders led by Bank of America, N.A. as Administrative Agent, effective April 21, 2009 in accordance with the terms of the Agreement. The Agreement established a senior unsecured five year revolving credit line with an aggregate committed amount of $150,000,000 with the option for the Company to increase the total line by up to an additional $100,000,000 under certain circumstances. As of April 21, 2009, there were no outstanding borrowings under the Agreement, and the Company did not incur any early termination penalties in connection with the termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/s/ Martin J. Collins
Martin J. Collins
Senior Vice President and General Counsel

Date: April 22, 2009